                                                                    EXHIBIT 99.1

[SANTARUS INC. (R) LOGO]

COMPANY CONTACT:                            INVESTOR CONTACT:
Martha L. Hough                             Lippert/Heilshorn & Associates, Inc.
VP Finance & Investor Relations             Jody Cain (jcain@lhai.com)
(858) 314-5824                              Bruce Voss (bvoss@lhai.com)
Debra P. Crawford                           (310) 691-7100
Chief Financial Officer
(858) 314-5708

FOR IMMEDIATE RELEASE

              SANTARUS REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

            CONFERENCE CALL TO BEGIN AT 5:00 P.M. EASTERN TIME TODAY

SAN DIEGO (MAY 12, 2005) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today reported financial and operating results for the quarter ended March 31, 2005.

COMMERCIAL PROGRESS

Santarus launched ZEGERID(R) (omeprazole) Powder for Oral Suspension 40 mg in February 2005 and 20 mg in October 2004. ZEGERID Powder for Oral Suspension is the first and only immediate-release oral proton pump inhibitor (PPI) for the treatment of heartburn and other symptoms associated with gastroesophageal reflux disease (GERD), erosive esophagitis, duodenal ulcers, gastric ulcers and the reduction of risk of upper gastrointestinal bleeding in critically ill patients.

"The late February introduction of our immediate-release 40 mg ZEGERID product marked an important milestone, as PPIs predominantly are prescribed at comparable higher dosage levels. Total prescriptions written for the ZEGERID brand grew from approximately 4,000 in February, prior to the launch of our ZEGERID 40 mg product, to an estimated 7,000 in April, a 75% increase. As planned, product sampling of ZEGERID has been substantial, with over 200,000 samples distributed to physicians' offices in the first month of launch. We believe that total prescriptions will continue to grow as we move through this period of heavy sampling and as many of our new marketing initiatives begin to gain traction with our target physicians. We anticipate these programs will support increased sales in the second half of the year," said Gerald T. Proehl, president and chief executive officer of Santarus.

"We are also making significant progress in the development of our ZEGERID products in solid dosage forms, which we believe will enhance our immediate-release ZEGERID products' appeal to a broader base of physicians and patients," added Mr. Proehl. "Last month we announced the submission of a new drug application (NDA) for ZEGERID Capsules 40 mg and 20 mg, ahead of our previously announced third quarter target. Further, we have accelerated the anticipated timetable for submitting our ZEGERID Chewable Tablets 40 mg and 20 mg NDA to the late second quarter or early third quarter of this year."

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FIRST QUARTER 2005 FINANCIAL RESULTS

Revenues for the first quarter of 2005 were $12.2 million, consisting of $1.4 million in net product sales, $714,000 in co-promotion revenue from the amortization of the $15.0 million upfront payment received from Otsuka America Pharmaceutical, Inc. (Otsuka America) in October 2004, and a $10.0 million milestone payment received from TAP Pharmaceutical Products Inc. (TAP). The company received the TAP milestone payment in February 2005 after it prevailed in an alternative dispute resolution proceeding in which the company alleged that TAP had achieved a development milestone. Product sales are recognized net of allowances for product returns, managed care rebates, reimbursements relating to Medicaid, patient coupons, chargebacks from distributors, wholesaler fees and prompt payment and other discounts. The company had no revenues in the first quarter of 2004.

Santarus reported a net loss attributable to common stockholders of $13.6 million, or $0.37 per share, for the first quarter of 2005, compared with a net loss attributable to common stockholders of $11.3 million for the first quarter of 2004.

The cost of sales was $258,000 in the first quarter of 2005. Cost of sales included third party manufacturing costs, freight and indirect and other overhead costs associated with ZEGERID Powder for Oral Suspension 40 mg and 20 mg.


Santarus reported license fees and royalties of $1.7 million in the first quarter of 2005, which consisted of $1.5 million paid to the University of Missouri, representing 15% of the milestone fee received pursuant to the company's sublicense agreement with TAP, and royalties payable to the University of Missouri and to Otsuka America based on net product sales. There were no license fees or royalties in the first quarter of 2004.

Research and development expenses for the three months ended March 31, 2005 were $2.9 million, compared with $5.0 million for the three months ended March 31, 2004. The decrease in research and development expenses was primarily attributable to spending for the three months ended March 31, 2004, which included expenses associated with the company's clinical trial to evaluate the safety of ZEGERID Powder for Oral Suspension 40 mg, the company's clinical trial evaluating ZEGERID Powder for Oral Suspension as compared to Protonix(R) (delayed-release pantoprazole capsules) for control of nocturnal gastric acidity and the user fee associated with the submission of the company's NDA for ZEGERID Powder for Oral Suspension 40 mg in February 2004. There were no costs associated with these activities in the three months ended March 31, 2005. Additionally, a decrease in costs associated with preparation for commercial manufacturing of ZEGERID Powder for Oral Suspension and the formulation development and production of clinical trial materials for ZEGERID Capsules contributed to the decrease in the company's research and development expenses in the period ended March 31, 2005.

Selling, general and administrative expenses were $23.0 million for the three months ended March 31, 2005, compared with $3.4 million for the three months ended March 31, 2004. The increase in selling, general and administrative expenses was primarily attributable to the hiring of sales and marketing personnel during 2004, including the company's field sales organization, which included approximately 230 sales representatives at March 31, 2005. Additionally, outside services and professional fees associated with the company's commercial activities increased for the three months ended March 31, 2005, including advertising and promotion, holding a national sales meeting in connection with the launch of ZEGERID Powder for Oral Suspension 40 mg, initiation of speaker programs and the cost of product samples. The company had no commercial products during the three months ended March 31, 2004.

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Interest and other income increased in the period ended March 31, 2005 primarily due to interest income awarded to Santarus in connection with the $10.0 million milestone payment the company received from TAP in February 2005 after the company prevailed in an alternative dispute resolution proceeding.

As of March 31, 2005, Santarus had cash, cash equivalents and short-term investments of $94.9 million, compared with $114.0 million as of December 31, 2004, a decrease of $19.1 million. This decrease resulted primarily from the company's net loss for the three months ended March 31, 2005.

In light of the recent commercial launches of ZEGERID Powder for Oral Suspension 40 mg and 20 mg and Santarus' limited history of product sales, the company has not provided financial guidance for 2005. The company plans to provide sales and earnings guidance when sales trends for ZEGERID Powder for Oral Suspension 40 mg and 20 mg are sufficiently established to provide meaningful estimates. With the majority of PPI prescriptions being written at higher doses, the company believes that ZEGERID Powder for Oral Suspension 40 mg launched in February 2005 is an important new product offering for physicians and their patients. The company anticipates that its advertising and promotional campaign during the launch period in the first half of 2005, which is expected to include significant medical trade journal advertising and product sampling for ZEGERID Powder for Oral Suspension 40 mg, will generate increased prescriptions for ZEGERID Powder for Oral Suspension in the second half of the year.

CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today, May 12, 2005. Individuals interested in participating in the call may do so by dialing 888-803-8275 for domestic callers, or 706-643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 for domestic callers, or 706-645-9291 for international callers, and entering reservation code 5630456. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products to enhance the quality of life for patients with gastrointestinal diseases and disorders. The company's current products are immediate-release formulations of omeprazole, a widely prescribed PPI. The company launched its first product, ZEGERID Powder for Oral Suspension 20 mg, in October 2004 and launched ZEGERID Powder for Oral Suspension 40 mg in February 2005. The company submitted an NDA for ZEGERID Capsules to the FDA in April 2005 and is also developing a chewable tablet formulation of ZEGERID. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: Santarus' ability to establish market acceptance and demand for ZEGERID Powder for Oral Suspension 40 mg and 20 mg; unexpected adverse side effects or inadequate therapeutic efficacy of ZEGERID Powder for Oral Suspension or Santarus' other products under development that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; competition from other pharmaceutical or biotechnology companies; whether the FDA accepts the NDA for ZEGERID Capsules for filing or ultimately approves the NDA under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for one or more of the desired indications in a timely manner or at all; whether, subject to receipt of FDA approval, Santarus is able to generate market demand and acceptance for ZEGERID Capsules; difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for any of Santarus' products under development; Santarus' ability to obtain additional financing as needed to support its operations; and other risks detailed in Santarus' prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Santarus(R) and ZEGERID(R) are trademarks of Santarus, Inc.

                               [Tables to Follow]

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                                 SANTARUS, INC.

                            CONDENSED BALANCE SHEETS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                           MARCH 31,       DECEMBER 31,
                                                             2005              2004
                                                           ---------       ------------
ASSETS

Current assets:
   Cash and cash equivalents and short-term investments    $  94,886       $    114,008
   Accounts receivable, net                                      871                801
   Inventories, net                                            2,565              1,962
   Other current assets                                        2,538              2,481
                                                           ---------       ------------
Total current assets                                         100,860            119,252
Long-term restricted cash                                      1,950                950
Property and equipment, net                                      842                949
Other assets                                                   1,162              1,065
                                                           ---------       ------------
Total assets                                               $ 104,814       $    122,216
                                                           =========       ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                $  11,518       $     14,806
   Allowance for product returns                               6,648              7,057
   Current portion of deferred revenue                         2,857              2,857
   Current portion of long-term debt                             134                186
                                                           ---------       ------------
Total current liabilities                                     21,157             24,906
Deferred revenue, less current portion                        10,714             11,429
Long-term debt, less current portion                              22                 38
Total stockholders' equity                                    72,921             85,843
                                                           ---------       ------------
Total liabilities and stockholders' equity                 $ 104,814       $    122,216
                                                           =========       ============

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                                 SANTARUS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------    -----------
Revenues:

     Product sales, net                            $      1,449    $         -
     Sublicense and co-promotion revenue                 10,714              -
                                                   ------------    -----------
Total revenues                                           12,163              -
Costs and expenses:
     Cost of sales                                          258              -
     License fees and royalties                           1,703              -
     Research and development                             2,919          5,039
     Selling, general and administrative                 23,004          3,438
     Stock-based compensation                               606          1,824
                                                   ------------    -----------
Total costs and expenses                                 28,490         10,301
                                                   ------------    -----------
Loss from operations                                    (16,327)       (10,301)
Interest and other income, net                            2,760            114
                                                   ------------    -----------
Net loss                                                (13,567)       (10,187)
Accretion to redemption value of redeemable
     convertible preferred stock                              -         (1,124)
                                                   ------------    -----------
Net loss attributable to common stockholders       $    (13,567)   $   (11,311)
                                                   ============    ===========
Basic and diluted net loss per share               $      (0.37)   $     (4.94)
                                                   ============    ===========
Weighted average shares outstanding to calculate
     basic and diluted net loss per share            36,230,843      2,289,319

The  composition of stock-based compensation is
        as follows:
        Research and development                   $        200    $       414
        Selling, general and administrative                 406          1,410
                                                   ------------    -----------
                                                   $        606    $     1,824
                                                   ============    ===========

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